EXHIBIT 10.1(a)

[Alex. Brown letterhead]


                           FIRST AMENDMENT TO LEASE

  THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made as of the 29th day of July 1993, by and between Alex. Brown Partners, a Maryland Limited Partnership (the "Landlord"), and Alex. Brown & Sons Incorporated, a Maryland corporation ("Tenant").

  A. Landlord and Tenant have entered into that certain Lease dated January 1, 1984 (the "Lease") when Landlord demised to Tenant and Tenant accepted from Landlord the premises known as 119-121 E. Baltimore St., 123 East Baltimore St. and 125-131 East Baltimore St., Baltimore, MD (the "Premises").

  B. Landlord and Tenant desire to amend the Lease on the terms and conditions contained herein.

  NOW, THEREFORE, IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

  1.  The term of the Lease is hereby extended until March 31, 1997.

  2. Landlord and Tenant agree that commencing January 1, 1994 the Net Rent payable shall be Two Hundred Sixty-Two Thousand Five Hundred and 00/100 Dollars ($262,500.00) per year for the term of the Lease.

  3.Except as modified by this amendment, the Lease shall be and continue in full force and effect in accordance with the terms thereof and is hereby adopted, ratified and confirmed.

  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the date and year first above written.

                                      LANDLORD:

                                      ALEX. BROWN PARTNERS, a Maryland
                                      Limited Partnership

                                      By: s/ D Hebb, Jr.
                                          ------------------------------------

                                      Its: Managing Partner
                                          ------------------------------------

                                      TENANT:

                                      ALEX. BROWN & SONS INCORPORATED, a
                                      Maryland corporation

                                      By: s/ J. M. Connelly
                                          ------------------------------------

                                      Its: Managing Director
                                          ------------------------------------

                               EXHIBIT 10.2 (a)

                              AMENDMENT TO LEASE

  This  Amendment  to Lease is made this 29th day of July, 1993 by and between
Brown   Realty   Limited  Partnership  ("Landlord")  and  Alex  Brown  &  Sons
Incorporated ("Tenant").

                            EXPLANATORY STATEMENT

  As of January 1, 1985, Brown Realty Company, as Landlord, and Tenant (then known as Alex. Brown & Sons, Inc.) entered into a Lease (the "Lease") for the property known as 135 E. Baltimore Street, Baltimore, Maryland. Brown Realty Company has subsequently assigned its interest in the Premises to Landlord, which, pursuant to the terms of the Lease, succeeded to Brown Realty Company's interest in the Lease. The Lease expires on December 31, 1993 and the parties wish to amend the Lease to extend it as hereinafter provided.

  NOW THEREFORE, Landlord and Tenant agree to amend the Lease as follows:

  1. The Term of the Lease shall be extended so as to expire at 11:59 p.m. on March 31, 1997.

  2. The Net Rent for each of the Lease Years during the Term as extended shall be One Hundred Twenty-Five Thousand Seven Hundred Fifty Dollars ( $125,750.00) annually, and shall be prorated for the final three (3) months of the extended Term.

  3. The notice addresses set forth in paragraph 27 of the Lease shall be amended to read as follows:

       (i)  if to Landlord:

            Brown Realty Limited Partnership
            c/o Jack S. Griswold
            225 E. Redwood Street
            Baltimore, Maryland 21202

      (ii)  if to Tenant:

            Alex. Brown & Sons Incorporated
            135 East Baltimore Street
            Baltimore, Maryland 21202
            Attn: John E. Betsill

  4. Capitalized terms used in this Amendment to Lease and not defined herein shall have the meanings ascribed to them in the Lease.

  5. In all other respects, the parties ratify and confirm the provisions of the Lease.

  IN WITNESS WHEREOF, the parties have caused this amendment to be executed on the date set forth herein.

WITNESS:                   BROWN REALTY LIMITED PARTNERSHIP


s/ Ann M. Cowing           By: s/ Jack S. Griswold
- -------------------------- -------------------------------------------
                           Jack S. Griswold,
                           General Partner



ATTEST:                    ALEX. BROWN & SONS INCORPORATED


s/ John E. Betsill         By: s/ J. M. Connelly
- -------------------------- -------------------------------------------
                           Managing Director

                                 EXHIBIT 10.4

                         PURCHASE AND SALE AGREEMENT

    This agreement is made as of the 22nd day of December, 1993, by and between Benjamin H. Griswold IV and Jack S. Griswold (collectively, the
"Sellers")   and   Alex.  Brown  Incorporated,  a  Maryland  corporation  (the
"Company").
    WHEREAS, the Sellers own and control the use of the name "Alex. Brown," its derivatives such as "Alex. Brown & Sons" and any and all names similar to or susceptible of confusion with the name "Alex. Brown" (collectively, the "Name"); and
    WHEREAS, pursuant to a Use of Name Agreement dated March 21, 1991 (the "Use of Name Agreement"), the Sellers granted to the Company the right to use the Name subject to the terms thereof; and
    WHEREAS, the Sellers now wish to sell to the Company all right, title and interest in and to the Name, and the Company wishes to purchase the same;
    NOW, THEREFORE, in consideration of the agreements, representations and warranties set forth herein and other good and valuable consideration, the parties hereto agree as follows:
      1. The Sellers hereby agree to sell, transfer, assign and convey to the Company effective upon receipt of payment pursuant to Section 2 hereof all right, title and interest in and to the Name, which shall thereafter be the sole and exclusive property of the Company in all respects; provided, however, that the Company may not sell, assign, transfer or convey the Name to a party other than a subsidiary or affiliate of the Company for a period of eight (8) years from the date hereof without the prior written consent of the Sellers, or the survivor of them, except in the event of a merger or other form of corporate reorganization approved by the Company's stockholders.

      2. The Company shall pay to the Sellers in cash and in accordance with the written instructions of the Sellers, acting jointly, the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000) on Monday, January 3, 1994.
          3. The Company hereby represents and warrants that:
            (a) It has the power, authority and right to enter into this agreement; and
            (b) The execution of this agreement and the delivery of the purchase amount to the Sellers have been duly authorized; and
            (c) This agreement is the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms; and
            (d) The Company's Board of Directors shall adopt the following resolutions at its next regularly scheduled meeting:
            "RESOLVED, that the Board of Directors views the Company's name, its heritage and the integrity for which they stand with the greatest respect; and

            "FURTHER RESOLVED, that the Board of Directors perceives that the Company's name and tradition have great value, and recognizes that Alexander Brown, his lineal descendants, their partners and the Company's directors and officers have led the Company and its predecessor entities with wisdom and skill; and
            "FURTHER RESOLVED, that the Board of Directors accepts the responsibility to ensure that these traditions will be observed, so long as the Company may exist and pledges to maintain the Company's standards of business integrity and quality; and
            "FURTHER RESOLVED, that the Board of Directors believes that the name "Alex. Brown" should be and remain the property and heritage of the Company and therefore ratifies and approves the purchase of the name "Alex. Brown" in accordance with the terms and conditions set forth in the Purchase and Sale Agreement attached hereto."
      4. The Sellers hereby remise, release and forever acquit the Company, its subsidiaries, affiliates, directors, officers and assigns from any and all claims, demands, actions, rights, causes of action, obligations and liabilities of any kind or nature whatsoever arising out of or in connection with any past, present or future use of the Name by the released parties.

      5. The Sellers, jointly and severally, agree to indemnify and hold harmless the Company, its subsidiaries, affiliates, directors, officers and assigns against any losses, claims, damages or liabilities to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon an allegation by or through any other lineal descendant of Alexander Brown (1764 to 1834) that the Sellers do not alone own or control the use of the Name, or that the Sellers do not alone have the unencumbered right and authority to sell, transfer, assign or convey all right, title and interest in and to the use of the Name, or that another such lineal descendant has any right, title or interest in or to the use of the Name or to payment of any kind or nature in connection with this agreement or the Company's use of the Name, and will reimburse each indemnified party for any reasonable legal or other expenses as they are incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding.
      6. The Sellers and the Company have entered into this agreement after arms length negotiations and do so voluntarily and of their own free will. This agreement constitutes the entire understanding and agreement between the Sellers and the Company and supersedes any and all written or oral promises, representations, understandings or agreements relating to the sale or use of the Name.
      7. This agreement will be governed by and construed in accordance with the laws of the State of Maryland.

    IN WITNESS WHEREOF, the Sellers and the Company have executed or caused to be executed this agreement as of the date first above written.

          WITNESS                                SELLERS



s/ M. D. Hankin              s/ Benjamin H. Griswold IV
- ---------------------------- ------------------------------------------------
                             Benjamin H. Griswold IV



s/ M. D. Hankin              s/ Jack S. Griswold
- ---------------------------- ------------------------------------------------
                             Jack S. Griswold



           ATTEST                              THE COMPANY

                             ALEX. BROWN INCORPORATED


s/ Robert F. Price           by: s/ A. B. Krongard
   -------------------------     --------------------------------------------
                                 A. B. Krongard
                                 Chief Executive Officer

                                EXHIBIT 10.10

                                  EMPLOYMENT
                                  AGREEMENT


  This Agreement (the "Agreement") is made as of the 22nd day of December, 1993, by and between Alex. Brown Incorporated, a Maryland corporation ("Alex. Brown"), and Benjamin H. Griswold IV ("Mr. Griswold").

  WHEREAS, Mr. Griswold has been the Chairman of the Board of Directors of Alex. Brown and has been involved in the senior management of Alex. Brown; and

  WHEREAS, Alex. Brown acknowledges the significant contributions of Mr. Griswold as Chairman of the Board and as a member of senior management of Alex. Brown and wishes that Mr. Griswold remain employed by Alex. Brown and not engage in any activity which might in any way compete with the businesses of Alex. Brown;

  NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, Alex. Brown and Mr. Griswold agree as follows:

  1. Employment. Mr. Griswold shall be employed as a Managing Director of Alex. Brown & Sons Incorporated ("ABS") for the Agreement Term (hereinafter defined), and Mr. Griswold accepts such employment, on the terms and conditions set forth in this Agreement. During the Agreement Term, Mr. Griswold shall exercise such authority and perform such duties as may be commensurate with his position as a Managing Director of ABS.

  2. Nomination as Board Member. In connection with the annual meetings of stockholders in the years 1994, 1995 and 1996, the Board of Directors of Alex. Brown will nominate Mr. Griswold for election as a director of Alex. Brown. If elected as a director, Mr. Griswold shall exercise all of the powers, duties and authority of a director and shall perform such other duties and serve on such Board committees as may be designated by the Board of Directors.

  3. Confidential Information; Non-Competition. Alex. Brown and Mr. Griswold recognize that due to the nature of the relationship of Mr. Griswold to Alex. Brown, Mr. Griswold has had access to and has acquired, may have access to and may acquire, and has assisted in and might assist in developing, confidential and proprietary information relating to the business and operations of Alex. Brown or its subsidiaries or affiliates, including, without limiting the generality of the foregoing, information with respect to present and prospective products, systems, strategies, customers, agents, processes, and sales and marketing methods. Mr. Griswold acknowledges that such information has been and will continue to be of central importance to the business of Alex. Brown, and that disclosure of it to, or its use by, others could cause substantial loss to Alex. Brown. Mr. Griswold and Alex. Brown also recognize that an important part of Mr. Griswold's duties has been, and will continue to be, to develop goodwill for Alex. Brown and its subsidiaries and affiliates through his personal contact with clients, agents, employees and others having business relationships with such entities, and that there is a danger that this goodwill, a proprietary asset of Alex. Brown and its subsidiaries and affiliates, may follow Mr. Griswold if and when he discontinues his relationship with Alex. Brown. Mr. Griswold accordingly agrees as follows:

    (a) During the Agreement Term, Mr. Griswold will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of Alex. Brown or its subsidiaries or affiliates, engage in any activity competitive with the business of such entities as currently conducted, or contemplated to be conducted, nor will he, in competition with such entities, solicit or otherwise attempt to establish for himself or any other person, firm, or entity, any business relationship with any person, firm, or corporation which was, at any time during the Agreement Term, a customer or employee of Alex. Brown or any of its subsidiaries or affiliates.

    (b) Nothing in this Section 3 shall be construed to prevent Mr. Griswold from owning, as an investment, not more than 1% of a class of equity securities issued by any competitor of Alex. Brown and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

  4. Trade Secrets. Mr. Griswold will keep confidential any trade secrets or confidential or proprietary information of Alex. Brown or its subsidiaries or affiliates which are now known to him or which hereafter may become known to him as a result of his continuing association with such entities and shall not at any time, directly or indirectly, disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of Alex. Brown or its subsidiaries or affiliates. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to Alex. Brown or its subsidiaries or affiliates which has a significant business purpose and is not known or generally available from sources outside such entities, or is not typical of industry practice.

  5. Consideration. As consideration for Mr. Griswold's agreements hereunder, Alex. Brown agrees:

    (a) to pay Mr. Griswold an amount per year not less than $500,000 during the Agreement Term, such amount to be payable in installments which are no less frequent than those provided to other Managing Directors of ABS;

    (b) to pay Mr. Griswold in addition to the amount due under Section 5(a) hereof such other or further amounts, if any, as may be recommended specifically by the Compensation Committee of the Board of Directors of Alex. Brown and approved by the Board, objectively determined applying judgment in the same manner as to other Managing Directors of ABS and relating to his services in the development and production of business;

    (c) to permit Mr. Griswold to participate during the Agreement Term in all
(i) employee benefit plans and arrangements, including pension and disability, and group life, sickness, accident and health insurance programs, (ii) profit sharing, stock option, stock bonus and similar equity or incentive compensation plans, and (iii) investment programs or opportunities, in each case now existing or hereinafter established and available for participation by Managing Directors of ABS;

    (d) in the event Mr. Griswold ceases to be employed (other than as a result of the termination of his employment for "cause" as hereinafter defined or a breach of Section 3 or 4 hereof) by Alex. Brown or one of its subsidiaries or affiliates, during the Agreement Term (i) to immediately vest, and extend the term (or provide an equivalent benefit) of, all outstanding stock options, restricted stock awards, merchant banking participations or other similar benefits granted to Mr. Griswold prior to the expiration of the Agreement Term, to the first to occur of (A) the date on which such benefits would otherwise expire had Mr. Griswold continued to be employed by Alex. Brown, (B) the first anniversary of the termination of Mr. Griswold's employment, or (C) the expiration of the Agreement Term; and (ii) to provide Mr. Griswold with office space and secretarial support equivalent to that provided to Managing Directors of ABS.

  6. Nature of Payments. (a) It is understood that the consideration payable to Mr. Griswold under Section 5 of this Agreement shall be payable during the Agreement Term whether or not Mr. Griswold continues to be employed by Alex. Brown, and that the consideration described in Section 5 shall cease only upon the expiration of the Agreement Term. In the event of Mr. Griswold's death during the Agreement Term, all payments under this Agreement shall be made to Mr. Griswold's personal representative.

    (b) In the event Mr. Griswold ceases to be employed by Alex. Brown, he shall not be required to mitigate the amount of any payment provided for in
Section 5 by seeking employment or otherwise. Notwithstanding the foregoing, in the event Mr. Griswold is employed (other than by Alex. Brown or its subsidiaries or affiliates), either as a sole proprietor, owner, partner, employee, agent or consultant, during the Agreement Term, the amount payable under Section 5 shall be reduced by the amount of gross cash compensation received in such other employment.

  7. Term of Agreement. This Agreement shall expire on the earlier of (i) December 31, 1996, (ii) a breach of the provisions of Section 3 or 4 of this Agreement or (iii) the termination of Mr. Griswold's employment for "cause." In this connection it is expressly understood that Alex. Brown's obligations under Section 5 shall not expire upon Mr. Griswold's death. For purposes of this Agreement, "cause" means (i) fraud, misappropriation or intentional material damage to the property or business of Alex. Brown; (ii) commission of a felony involving moral turpitude; or (iii) the continuance of demonstrably willful and repeated failure by Mr. Griswold to perform his duties (other than as a result of incapacity due to physical or mental illness) after written notice to Mr. Griswold by Alex. Brown's Board of Directors specifying such failure and a period of 60 days following such notice for Mr. Griswold to correct such failure, provided that such "cause" shall have been found by a majority vote of the Board after at least 10 days written notice to Mr. Griswold specifying the failure on the part of Mr. Griswold and after an opportunity for Mr. Griswold to be heard at a meeting of the Board. The period from January 1, 1994 until the expiration of the Agreement is referred to herein as the "Agreement Term."

  8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, administrators and assigns.

  9. Entire Agreement. This Agreement contains the entire understanding between Mr. Griswold and Alex. Brown with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. This Agreement may be amended, waived, discharged or terminated only by an instrument in writing and shall be governed by the laws of the State of Maryland.

  10. Severability. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


WITNESS                      BENJAMIN H. GRISWOLD IV


s/ M. D. Hankin              s/ Benjamin H. Griswold IV
- ---------------------------- ------------------------------------------------


ATTEST                       ALEX. BROWN INCORPORATED


s/ Robert F. Price           By: s/ A. B. Krongard
- ----------------------------     --------------------------------------------
                                 A. B. Krongard
                                 Chief Executive Officer